SUPPLEMENTAL OPERATING & FINANCIAL DATA Q2 2021 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q2 2021 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Rent Collections Update 4 Rental Revenue Reserves 5 Financial Summary Consolidated Statements of Income 6 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 7 Adjusted Funds From Operations (AFFO) 8 Consolidated Balance Sheets 9 Debt Summary 10 Debt Maturities 11 Capitalization & Financial Ratios 12 Adjusted EBITDAre & Coverage Ratios 13 Debt Covenants 14 Transaction Summary Investment Summary 15 Disposition Summary 16 Development Pipeline 17 Real Estate Portfolio Summary Client Diversification 18 Top 10 Industries 19 Industry Diversification 20 Geographic Diversification 22 Property Type Composition 24 Same Store Rental Revenue 25 Leasing Data Occupancy 27 Leasing Activity 28 Lease Expirations 29 2021 Earnings Guidance 30 Analyst Coverage 31 Glossary 32 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and six months ended June 30, 2021 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 2, 2021) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 52 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net-lease agreements and supports our monthly dividend.

Portfolio Overview

At June 30, 2021, we owned a diversified portfolio of 6,761 properties located in all 50 U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 118.3 million square feet of leasable space. Our properties are leased to approximately 630 different clients doing business in 58 separate industries. Approximately 84% of our total portfolio annualized contractual rent[(1)] was generated from retail properties, 12% from industrial properties, and the remaining 4% from other property types. Our physical occupancy as of June 30, 2021 was 98.5%, with a weighted average remaining lease term of approximately 8.8 years. Total portfolio annualized contractual rent on our leases as of June 30, 2021 was $1.79 billion[(2)].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		June 30, 2021
Closing price	$	66.74
Shares and units outstanding		380,637,161
Market value of common equity	$	25,403,724,000
Total market capitalization	$	34,601,418,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of July 2021

- Current annualized dividend of $2.826 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 613 consecutive monthly dividends declared
- 95 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: +1 (858) 284-5000

London Office

42 Brook St.
London, United Kingdom W1K 5DB
Phone: +44 (0)20 3931 6856

Website: www.realtyincome.com

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.
(2) Total portfolio annualized contractual rent includes 3.6% of rent from all of our clients, inclusive of 1.9% from our theater clients that, as of June 30, 2021, did not meet our threshold for probability of collection.

Q2 2021 Supplemental Operating & Financial Data 3

Rent Collections Update

REALTY INCOME
The Monthly Dividend Company®

Percentages of Contractual Rent Collected as of June 30, 2021

	Month Ended April 30, 2021	Month Ended May 31, 2021	Month Ended June 30, 2021	Quarter Ended June 30, 2021
Contractual rent collected[(1)] across total portfolio	95.5%	95.5%	96.7%	**95.9%**
Contractual rent collected[(1)] from our top 20 clients [(2)]	92.7%	92.7%	94.8%	**93.4%**
Contractual rent collected[(1)] from our investment grade clients [(3)]	100.0%	100.0%	100.0%	**100.0%**
Contractual rent collected from our theater clients	32.3%	31.5%	51.0%	**38.3%**
Contractual rent collected from our health and fitness clients	94.8%	94.5%	93.9%	**94.4%**

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through June 30, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.

(2) We define our top 20 clients as our 20 largest clients based on percentage of total portfolio annualized contractual rent as of June 30, 2021 for all periods.

(3) Please see the Glossary for our definition of investment grade clients.

Unpaid Contractual Base Rent Summary[(1)] (in millions)

		January 1, 2020 - June 30, 2021	Percentage of Total
Unpaid rent and rent deferred included in AFFO	$	101.7	65.8 %
Reserves on contractual base rent [(2)]		51.5	33.3
Reduction of rental revenue from COVID-19 lease modifications and abatements [(2)]		1.4	0.9
Total unpaid rent	$	154.6	100 %

(1) Contractual rents exclude percentage rents and contractually obligated reimbursements by our clients.

(2) Reflects cumulative amounts for the year ended December 31, 2020 and the six months ended June 30, 2021.

Q2 2021 Supplemental Operating & Financial Data 4

Q2 2021 Supplemental Operating & Financial Data 5 Rental Revenue Reserves (1) Theater Industry Update As of June 30, 2021, the theater industry represented 5.4% of annualized contractual rental revenue. As of June 30, 2021, we were fully reserved for the outstanding receivable balances for 37 theater properties. At June 30, 2021, the receivables outstanding for our 79 theater properties totaled $77.9 million, net of $40.0 million of reserves, and includes $9.1 million of straight-line rent receivables, net of $2.0 million of reserves. At June 30, 2021, the receivables outstanding across the portfolio totaled $327.9 million, net of $60.0 million of reserves, and includes $195.9 million of straight-line rent receivable, net of $8.6 million of reserves. The following table summarizes reserves recorded as a reduction of rental revenue across the entire portfolio (dollars in millions): Three Months Ended Six Months Ended June 30, 2021 June 30, 2021 Rental revenue reserves Theater industry $ 6.5 $ 13.8 Other 1.0 2.0 Total rental revenue reserves $ 7.5 $ 15.8 Straight-line rent reserves Theater industry $ 0.1 $ 0.2 Other 0.6 1.0 Total straight-line rent reserves $ 0.7 $ 1.2 Total reserves Theater industry $ 6.6 $ 14.0 Other 1.6 3.0 Total reserves $ 8.2 $ 17.0 (1) Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis.

Consolidated Statements of Income (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

		(unaudited) Three Months Ended June 30, 2021		2020		(unaudited) Six Months Ended June 30, 2021		2020
REVENUE								
Rental (including reimbursable) [1]	$	460,256	$	410,201	$	899,621	$	822,358
Other		4,026		4,435		7,465		6,619
Total revenue		464,282		414,636		907,086		828,977
EXPENSES								
Depreciation and amortization		187,789		168,328		365,774		332,913
Interest		73,674		77,841		146,749		153,766
Property (including reimbursable)		31,734		26,452		60,233		52,058
General and administrative		21,849		19,063		42,645		40,027
Provisions for impairment		17,246		13,869		19,966		18,347
Merger-related costs		13,298		—		13,298		—
Total expenses		345,590		305,553		648,665		597,111
Gain on sales of real estate		14,901		1,323		23,302		39,829
Foreign currency and derivative gains (losses), net		400		502		1,204		(1,062)
Loss on extinguishment of debt		—		—		(46,473)		(9,819)
Income before income taxes		133,993		110,908		236,454		260,814
Income taxes [2]		(9,225)		(2,838)		(15,450)		(5,601)
Net income		124,768		108,070		221,004		255,213
Net income attributable to noncontrolling interests		(289)		(246)		(585)		(562)
Net income available to common stockholders	$	124,479	$	107,824	$	220,419	$	254,651
Net income available to common stockholders per common share:								
Basic and diluted	$	0.33	$	0.31	$	0.59	$	0.75

[1] Includes rental revenue (reimbursable) of $23,521 and $20,964 for the three months ended June 30, 2021 and June 30, 2020, respectively, and $45,199 and $41,330 for the six months ended June 30, 2021 and June 30, 2020, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses.

[2] For the three months ended June 30, 2021, we began presenting 'Income taxes,' which was previously presented in 'Expenses,' below a newly captioned subtotal for 'Income before income taxes' within our consolidated statements of income. Prior year amounts have been reclassified to conform to the current year presentation.

Q2 2021 Supplemental Operating & Financial Data 6

FFO and Normalized FFO [(1)] (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income available to common stockholders	$ 124,479	$ 107,824	$ 220,419	$ 254,651
Depreciation and amortization	187,789	168,328	365,774	332,913
Depreciation of furniture, fixtures and equipment	(73)	(152)	(444)	(278)
Provisions for impairment	17,246	13,869	19,966	18,347
Gain on sales of real estate	(14,901)	(1,323)	(23,302)	(39,829)
FFO adjustments allocable to noncontrolling interests	(165)	(208)	(331)	(363)
FFO available to common stockholders	$ 314,375	$ 288,338	$ 582,082	$ 565,441
FFO allocable to dilutive noncontrolling interests	348	348	705	717
Diluted FFO	$ 314,723	$ 288,686	$ 582,787	$ 566,158
FFO available to common stockholders	$ 314,375	$ 288,338	$ 582,082	$ 565,441
Merger-related costs	13,298	—	13,298	—
Normalized FFO available to common stockholders	$ 327,673	$ 288,338	$ 595,380	$ 565,441
Normalized FFO allocable to dilutive noncontrolling interests	348	348	705	717
Diluted Normalized FFO	$ 328,021	$ 288,686	$ 596,085	$ 566,158
FFO per common share, basic and diluted	$ 0.84	$ 0.84	$ 1.56	$ 1.66
Normalized FFO per common share, basic and diluted	$ 0.88	$ 0.84	$ 1.60	$ 1.66
Distributions paid to common stockholders	$ 263,358	$ 240,470	$ 524,056	$ 474,294
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 51,017	$ 47,868	$ 58,026	$ 91,147
Normalized FFO available to common stockholders in excess of distributions paid to common stockholders	$ 64,315	$ 47,868	$ 71,324	$ 91,147
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	374,236,424	343,515,406	372,879,165	340,061,487
Diluted	374,804,142	344,148,378	373,434,863	340,744,384

[(1)] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q2 2021 Supplemental Operating & Financial Data 7

AFFO (1)

(dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income available to common stockholders [2]	$ 124,479	$ 107,824	$ 220,419	$ 254,651
Cumulative adjustments to calculate Normalized FFO [3]	203,194	180,514	374,961	310,790
Normalized FFO available to common stockholders	327,673	288,338	595,380	565,441
Executive severance charge	—	—	—	3,463
Loss on extinguishment of debt	—	—	46,473	9,819
Amortization of share-based compensation	4,472	4,882	8,169	8,624
Amortization of deferred financing costs	1,710	1,476	3,375	2,836
Amortization of net mortgage premiums	(205)	(356)	(485)	(710)
Loss on interest rate swaps	724	1,306	1,446	1,992
Straight-line payments from cross-currency swaps	584	623	1,202	1,346
Leasing costs and commissions	(121)	(973)	(827)	(1,111)
Recurring capital expenditures	(27)	(21)	(50)	(21)
Straight-line rent	(11,004)	(6,242)	(21,467)	(14,024)
Amortization of above and below-market leases, net	3,934	6,087	13,234	12,517
Other adjustments	(93)	121	(581)	2,291
AFFO available to common stockholders	$ 327,647	$ 295,241	$ 645,869	$ 592,463
AFFO allocable to dilutive noncontrolling interests	344	356	695	732
Diluted AFFO	$ 327,991	$ 295,597	$ 646,564	$ 593,195
AFFO per common share, basic and diluted	$ 0.88	$ 0.86	$ 1.73	$ 1.74
Distributions paid to common stockholders	$ 263,358	$ 240,470	$ 524,056	$ 474,294
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 64,289	$ 54,771	$ 121,813	$ 118,169
Weighted average number of common shares used for AFFO:				
Basic	374,236,424	343,515,406	372,879,165	340,061,487
Diluted	374,804,142	344,148,378	373,434,863	340,744,384

[1] AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

[2] As of June 30, 2021, there was $40.5 million of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $61.2 million of uncollected rent for which we have not granted a lease concession.

[3] See reconciling items for Normalized FFO presented under "FFO and Normalized FFO."

Q2 2021 Supplemental Operating & Financial Data 8

Q2 2021 Supplemental Operating & Financial Data 9 Consolidated Balance Sheets (dollars in thousands, except per share and share count data) (unaudited) June 30, 2021 December 31, 2020 ASSETS Real estate held for investment, at cost: Land $ 6,975,008 $ 6,318,926 Buildings and improvements 15,700,846 14,696,712 Total real estate held for investment, at cost 22,675,854 21,015,638 Less accumulated depreciation and amortization (3,775,540) (3,549,486) Real estate held for investment, net 18,900,314 17,466,152 Real estate and lease intangibles held for sale, net 39,540 19,004 Cash and cash equivalents 231,164 824,476 Accounts receivable, net 327,920 285,701 Lease intangible assets, net 1,969,793 1,710,655 Other assets, net 516,210 434,297 Total assets $ 21,984,941 $ 20,740,285 LIABILITIES AND EQUITY Distributions payable $ 90,455 $ 85,691 Accounts payable and accrued expenses 259,805 241,336 Lease intangible liabilities, net 319,495 321,198 Other liabilities 276,120 256,863 Line of credit payable and commercial paper 1,285,306 — Term loan, net 249,457 249,358 Mortgages payable, net 300,574 300,360 Notes payable, net 7,330,050 8,267,749 Total liabilities 10,111,262 9,722,555 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 380,174,042 and 361,303,445 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively 15,827,231 14,700,050 Distributions in excess of net income (3,968,333) (3,659,933) Accumulated other comprehensive loss (19,366) (54,634) Total stockholders’ equity 11,839,532 10,985,483 Noncontrolling interests 34,147 32,247 Total equity 11,873,679 11,017,730 Total liabilities and equity $ 21,984,941 $ 20,740,285

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of June 30, 2021		Principal Balance as of June 30, 2021		% of Debt	Interest Rate as of June 30, 2021		Weighted Average Years Until Maturity
Credit Facility and Commercial Paper (1)								
Credit Facility	March 24, 2023	$	635,306		6.9 %	0.84 %		
Commercial Paper	July 8, 2021		650,000		7.1 %	0.25 %		
	Carrying value		1,285,306		14.0 %	0.54 %	(6)	0.9 years
Unsecured Term Loan								
Term Loan (2)	March 24, 2024		250,000		2.7 %	3.89 %		2.7 years
Deferred financing costs			(543)					
	Carrying value		249,457					
Senior Unsecured Notes and Bonds								
4.650% Notes due 2023	August 1, 2023		750,000		8.2 %	4.65 %		
3.875% Notes due 2024	July 15, 2024		350,000		3.8 %	3.88 %		
3.875% Notes due 2025	April 15, 2025		500,000		5.4 %	3.88 %		
0.750% Notes due 2026	March 15, 2026		325,000		3.5 %	0.75 %		
4.125% Notes due 2026	October 15, 2026		650,000		7.1 %	4.13 %		
3.000% Notes due 2027	January 15, 2027		600,000		6.5 %	3.00 %		
3.650% Notes due 2028	January 15, 2028		550,000		6.0 %	3.65 %		
3.250% Notes due 2029	June 15, 2029		500,000		5.4 %	3.25 %		
1.625% Notes due 2030	December 15, 2030		552,440	(3)	6.0 %	1.63 %		
3.250% Notes due 2031	January 15, 2031		950,000		10.4 %	3.25 %		
1.800% Notes due 2033	March 15, 2033		400,000		4.3 %	1.80 %		
2.730% Notes due 2034	May 20, 2034		435,047	(3)	4.7 %	2.73 %		
5.875% Bonds due 2035	March 15, 2035		250,000		2.7 %	5.88 %		
4.650% Notes due 2047	March 15, 2047		550,000		6.0 %	4.65 %		
	Principal amount		7,362,487		80.0 %	3.40 %	(6)	8.5 years
Unamortized net premiums and deferred financing costs			(32,437)					
	Carrying value		7,330,050					
Mortgages Payable								
14 mortgages on 62 properties	June 2022 - June 2032		299,901	(4)	3.3 %	4.49 %	(6)	2.9 years
Unamortized net premiums and deferred financing costs			673					
	Carrying value		300,574					
	Total Debt	**$**	**9,197,694**	(5)	**100.0 %**	**3.05 %**	(6)	**7.1 years**
	Fixed Rate	**$**	**7,912,388**		**86.0 %**			
	Variable Rate	**$**	**1,285,306**		**14.0 %**			

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775%, with an initial term that expires in March 2023, excluding a $1.0 billion accordion feature, which is subject to obtaining lender commitments. As of June 30, 2021, the balance of borrowings outstanding under our revolving credit facility consisted entirely of Sterling-denominated borrowings of £460.0 million. We also have an unsecured commercial paper program up to a maximum aggregate amount outstanding of $1.0 billion.

(2) Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

(3) Represents the principal balance (in U.S. dollars) of the Sterling-denominated note offering and Sterling-denominated private placement of £400.0 million and £315.0 million, respectively, converted at the applicable exchange rate on June 30, 2021. In July 2021, we issued £400.0 million of 1.125% senior unsecured notes due July 2027 and £350.0 million of 1.750% senior unsecured notes due July 2033 in our debut green bond offering.

(4) Includes the principal balance (in U.S. dollars) of one Sterling-denominated mortgage payable of £31.0 million converted at the applicable exchange rate on June 30, 2021.

(5) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable.

(6) The totals are calculated as the weighted average interest rate as of June 30, 2021 for each respective category. The credit facility consists entirely of Sterling-denominated borrowings of £460.0 million with a weighted average interest rate of 0.84% at June 30, 2021.

Q2 2021 Supplemental Operating & Financial Data 10

Debt Maturities as of June 30, 2021 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

Debt Maturities

Year of Maturity		Credit Facility and Commercial Paper [1]		Term Loan		Mortgages Payable		Senior Unsecured Notes and Bonds [2]		Total	Weighted Average Expiring Interest Rate [3]
2021	$	650.0	$	—	$	1.9	$	—	$	651.9	4.91%
2022		—		—		112.1		—		112.1	4.97%
2023		635.3		—		20.9		750.0		1,406.2	4.64%
2024		—		250.0		112.5		350.0		712.5	3.97%
2025		—		—		42.4		500.0		542.4	3.81%
Thereafter		—		—		10.1		5,762.5		5,772.6	3.18%
Totals	$	1,285.3	$	250.0	$	299.9	$	7,362.5	$	9,197.7	

(1) Borrowings of $650.0 million under the commercial paper program were due in July 2021, while borrowings under the credit facility are assumed to be repaid at the expiration in March 2023.

(2) Excludes our July 2021 debut green bond issuances of £400.0 million of 1.125% senior unsecured notes due July 2027 and £350.0 million of 1.750% senior unsecured notes due July 2033.

(3) Weighted average interest rate for 2021 excludes commercial paper and for 2023 excludes the credit facility.

Mortgages Payable Maturities by Quarter

Year of Maturity		First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total	Weighted Average Interest Rate
2021	$	—	$	—	$	1.0	$	0.9	$	1.9	4.91%
2022		1.0		10.5		62.3		38.3		112.1	4.97%
2023		1.0		6.5		12.5		0.9		20.9	4.41%
2024		0.9		0.9		0.9		109.8		112.5	4.46%
2025		41.9		0.1		0.2		0.2		42.4	3.05%
Thereafter		—		—		—		10.1		10.1	5.63%
Totals	$	44.8	$	18.0	$	76.9	$	160.2	$	299.9	

Q2 2021 Supplemental Operating & Financial Data

11

Q2 2021 Supplemental Operating & Financial Data 12 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 231,164 Availability under Credit Facility 2,364,694 Less: Commercial Paper Borrowings (650,000) $ 1,945,858 (4) Liquidity calculation excludes borrowings under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. Principal Debt Balance Credit Facility and Commercial Paper $ 1,285,306 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (1) 7,362,487 Mortgages Payable 299,901 Total Debt $ 9,197,694 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") (2) 380,174,042 $ 66.74 $ 25,372,816 Common Units 463,119 $ 66.74 $ 30,908 Total Equity $ 25,403,724 Total Market Capitalization (3) $ 34,601,418 Debt/Total Market Capitalization (3) 26.6% (1) In July 2021, we issued £400.0 million of 1.125% senior unsecured notes due July 2027 and £350.0 million of 1.750% senior unsecured notes due July 2033 in our debut green bond offering. (2) In July 2021, we raised $594.1 million in net proceeds from a common stock public offering of 9,200,000 shares, inclusive of 1,200,000 shares purchased by the underwriters upon the exercise of their option to purchase additional shares. (3) Our enterprise value was $34,370,254 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data YTD 2021 YTD 2020 Year-over-Year Growth Rate Common Dividend Paid per Share $ 1.409 $ 1.392 1.2 % AFFO per Share (diluted) $ 1.73 $ 1.74 (0.6) % AFFO Payout Ratio 81.4% 80.0 % Liquidity as of June 30, 2021 (4) Capitalization as of June 30, 2021 Capital Structure as of June 30, 2021

Q2 2021 Supplemental Operating & Financial Data 13 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) and Pro Forma Adjusted EBITDAre Three Months Ended June 30, 2021 Net income (2) $ 124,768 Interest 73,674 Income taxes 9,225 Depreciation and amortization 187,789 Provisions for impairment 17,246 Merger-related costs 13,298 Gain on sales of real estate (14,901) Foreign currency and derivative gains, net (3) (400) Quarterly Adjusted EBITDAre (3) $ 410,699 Annualized Adjusted EBITDAre $ 1,642,796 Annualized Pro Forma Adjustments (4) 42,118 Annualized Pro Forma Adjusted EBITDAre (5) $ 1,684,914 Net Debt $ 8,934,223 Net Debt/Annualized Adjusted EBITDAre (6) 5.4 Net Debt/Annualized Pro forma Adjusted EBITDAre (6) 5.3 (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) Net income for the three months ended June 30, 2021 was negatively impacted by $8.2 million of rent reserves recorded as reductions of rental revenue, of which $723,000 relates to straight-line rent. (3) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (4) The Annualized Pro Forma Adjustments consists of $42.1 million from properties we acquired or stabilized during the quarter and removes $2,000 of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. (5) Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric. (6) Net Debt/Annualized Adjusted EBITDAre and Net Debt/Annualized Pro Forma Adjusted EBITDAre are supplemental operating measures. Please see the Glossary for our definitions of these metrics. Debt Service & Fixed Charge Coverage

Q2 2021 Supplemental Operating & Financial Data 14 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.1 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.3 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 6.0 Maintenance of total unencumbered assets ≥ 150% of unsecured debt 259.6% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on July 1, 2020, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of July 1, 2020, nor does it purport to reflect our debt service coverage ratio for any future period. As of June 30, 2021

Investment Summary

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2021	Acquisitions - U.S.	77	$	566,909 $	31,887	2,298,606	5.6%	13.5
	Acquisitions - U.K.	12		402,962	19,775	932,967	4.9%	10.6
	Total acquisitions	89	$	969,871 $	51,662	3,231,573	5.3%	12.4
	Properties under development - U.S [2]	21		57,931	3,241	1,597,165	5.6%	15.5
	Total real estate investments	110	$	1,027,802 $	54,903	4,828,738	5.3%	12.6
	Approximately 39% of the annualized revenue generated by these investments is from our investment grade clients [3]							
Q2 2021	Acquisitions - U.S.	96	$	485,424 $	25,608	2,186,109	5.3%	13.9
	Acquisitions - U.K.	29		591,821	35,083	2,200,493	6.1%	9.3
	Total acquisitions	125	$	1,077,245 $	60,691	4,386,602	5.7%	11.2
	Properties under development - U.S [2]	31		56,867	3,332	1,898,893	5.9%	15.6
	Total real estate investments	156	$	1,134,112 $	64,023	6,285,495	5.7%	11.5
	Approximately 54% of the annualized revenue generated by these investments is from our investment grade clients [3]							
YTD 2021	Acquisitions - U.S.	173	$	1,052,333 $	57,495	4,484,715	5.5%	13.7
	Acquisitions - U.K.	41		994,783	54,858	3,133,460	5.6%	9.8
	Total acquisitions	214	$	2,047,116 $	112,353	7,618,175	5.5%	11.8
	Properties under development - U.S [2]	40		114,798	6,573	2,015,992	5.7%	15.6
	Total real estate investments	254	$	2,161,914 $	118,926	9,634,167	5.5%	12.0
	Approximately 47% of the annualized revenue generated by these investments is from our investment grade clients [3]							

(1) Initial average cash lease yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Contractual net operating income used in the calculation of initial average cash yield for the three and six months ended June 30, 2021 includes approximately $850,000 received as settlement credits for four properties acquired as reimbursement of free rent periods.

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) Please see the Glossary for our definition of investment grade clients.

Q2 2021 Supplemental Operating & Financial Data 15

Q2 2021 Supplemental Operating & Financial Data 16 Disposition Summary (dollars in thousands) Number of Properties Initial Investment Net Book Value Net Sales Proceeds Net Cash Capitalization Rate (1) Q1 2021 Occupied 4 $ 10,735 $ 9,954 $ 12,592 7.2% Vacant 23 33,166 16,265 22,113 — Total real estate dispositions 27 $ 43,901 $ 26,219 $ 34,705 The unlevered internal rate of return on properties sold during the first quarter was 11.1% Q2 2021 Occupied 4 $ 24,019 $ 18,517 $ 26,887 6.3% Vacant 38 57,611 23,278 30,024 — Total real estate dispositions 42 $ 81,630 $ 41,795 $ 56,911 The unlevered internal rate of return on properties sold during the second quarter was 6.2% YTD 2021 Occupied 8 $ 34,754 $ 28,471 $ 39,479 6.6% Vacant 61 90,777 39,543 52,137 — Total real estate dispositions 69 $ 125,531 $ 68,014 $ 91,616 The unlevered internal rate of return on properties sold during the first six months was 8.1% (1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric.

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

As of June 30, 2021

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [3]
New development [1]	58	$	26,951	$	159,339	$	186,290	(2)	14 %	100 %
Development of existing properties	8		8,836		5,882		14,718		60 %	97 %
	66	$	35,787	$	165,221	$	201,008		18 %	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Funded	Percent Leased [3]
New development [1]	3	$	112,597	$	53,399	$	165,996	68 %	100 %
Development of existing properties	—		—		—		—	— %	— %
	3	$	112,597	$	53,399	$	165,996	68 %	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [3]
New development [1]	61	$	139,548	$	212,738	$	352,286	(2)	40 %	100 %
Development of existing properties	8		8,836		5,882		14,718		60 %	97 %
	69	$	148,384	$	218,620	$	367,004		40 %	

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(2) Includes a forward take-out commitment for a U.K. development property for £4.5 million.

(3) Estimated rental revenue commencement dates on properties under development are between July 2021 and May 2022.

Q2 2021 Supplemental Operating & Financial Data 17

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent at June 30, 2021 include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent [(1)]	Investment Grade Ratings (S&P/Moody's/Fitch)
1	7-Eleven	592	6.0%	A/Baa2/-
2	Walgreens	245	5.2%	BBB/Baa2/BBB-
3	Dollar General	831	4.3%	BBB/Baa2/-
4	FedEx	41	3.5%	BBB/Baa2/-
5	Sainsbury's	23	3.4%	—
6	Dollar Tree / Family Dollar	552	3.1%	BBB/Baa2/-
7	LA Fitness	56	2.9%	—
8	AMC Theaters	34	2.7%	—
9	Regal Cinemas (Cineworld)	41	2.5%	—
10	Walmart / Sam's Club	57	2.5%	AA/Aa2/AA
11	Life Time Fitness	16	2.3%	—
12	B&Q (Kingfisher)	15	1.8%	BBB/Baa2/BBB
13	BJ's Wholesale Clubs	17	1.8%	—
14	Tesco	12	1.8%	BBB-/Baa3/BBB-
15	Circle K (Couche-Tard)	237	1.5%	BBB/Baa2/-
16	Treasury Wine Estates	17	1.5%	—
17	CVS Pharmacy	88	1.5%	BBB/Baa2/-
18	Home Depot	23	1.4%	A/A2/A
19	Kroger	22	1.4%	BBB/Baa1/-
20	Fas Mart (GPM Investments)	199	1.2%	—
	Total	3,118	52.1%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.7x [(2)]
Median EBITDAR/Rent Ratio on Retail Properties	2.5x [(2)]

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. The majority of our clients report pre-pandemic financial information. As a result, the current calculations only partially reflect the impact of COVID-19. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients [(3)]

Number of Leases	3,675
Percentage of Total Portfolio Annualized Contractual Rent	49.9%


38.6%
45.5%
4.6%
11.3%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see the Glossary for our definition of investment grade clients.

Q2 2021 Supplemental Operating & Financial Data 18

Q2 2021 Supplemental Operating & Financial Data 19 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Convenience stores 11.6% 11.9% 12.3% 12.6% 9.3% 10.0% Grocery stores 10.5 9.8 7.9 5.0 5.3 3.5 Drug stores 7.6 8.2 8.8 9.4 10.2 10.8 Dollar stores 7.4 7.6 7.9 7.3 7.5 8.0 Health and fitness 6.2 6.7 7.0 7.1 7.7 7.6 Theaters 5.4 5.6 6.1 5.3 5.7 4.6 Restaurants - quick service (2) 5.4 5.3 5.8 6.3 5.2 4.8 Home improvement 5.2 4.3 2.9 2.8 2.9 2.5 General merchandise (2) 3.8 3.4 2.5 2.1 2.3 1.9 Transportation services 3.8 3.9 4.3 5.0 5.4 5.7 (1) The presentation of Top 10 Industries combines total portfolio annualized contractual rent from U.S. and U.K. properties. (2) 'U.K. restaurants - quick service' and 'U.K. - general merchandise' are included within the 'U.K. - other' classification in the Industry Diversification table.

Q2 2021 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 U.S. Aerospace 0.6% 0.6% 0.8% 0.9% 1.0% 1.1% Apparel stores 1.2 1.3 1.1 1.2 1.4 1.7 Automotive collision services 1.1 1.1 1.0 0.9 1.0 1.0 Automotive parts 1.5 1.6 1.6 1.7 1.5 1.3 Automotive service 2.8 2.7 2.6 2.3 2.5 2.0 Automotive tire services 1.9 2.0 2.1 2.3 2.5 2.6 Beverages 2.1 2.1 2.0 2.4 2.6 2.8 Child care 2.0 2.1 2.1 2.2 1.7 1.7 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.5 0.6 0.6 0.7 0.7 0.9 Convenience stores 11.6 11.9 12.3 12.6 9.3 10.0 Crafts and novelties 0.9 0.9 0.6 0.6 0.6 0.5 Diversified industrial 0.8 0.8 0.7 0.8 0.8 0.9 Dollar stores 7.4 7.6 7.9 7.3 7.5 8.0 Drug stores 7.6 8.2 8.8 9.4 10.2 10.8 Education 0.2 0.2 0.2 0.3 0.3 0.3 Electric utilities * 0.1 0.1 0.1 0.1 0.1 Entertainment 0.3 0.3 0.3 0.3 0.4 0.4 Equipment services 0.2 0.3 0.4 0.4 0.4 0.5 Financial services 1.7 1.8 2.0 2.4 2.3 2.6 Food processing 0.6 0.7 0.7 0.5 0.6 1.0 General merchandise 3.7 3.4 2.5 2.1 2.3 1.9 Government services 0.5 0.6 0.7 0.9 0.9 1.0 Grocery stores 4.6 4.9 5.2 5.0 5.3 3.5 Health and beauty 0.2 0.2 0.2 0.2 * * Health and fitness 6.2 6.7 7.0 7.1 7.7 7.6 * Less than 0.1% Industry Diversification

Q2 2021 Supplemental Operating & Financial Data 21 Industry Diversification (Cont'd) Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Health care 1.5% 1.5% 1.6% 1.6% 1.4% 1.5% Home furnishings 0.7 0.7 0.8 0.8 0.9 0.9 Home improvement 3.1 3.1 2.9 2.8 2.9 2.5 Machinery 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.6 1.6 1.6 1.8 2.0 2.0 Office supplies 0.1 0.1 0.2 0.2 0.2 0.3 Other manufacturing 0.4 0.4 0.6 0.7 0.8 0.8 Packaging 0.8 0.9 0.8 1.0 1.1 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.7 0.7 0.7 0.5 0.6 0.6 Restaurants - casual dining 2.5 2.8 3.2 3.3 3.6 3.7 Restaurants - quick service 5.3 5.3 5.8 6.3 5.2 4.8 Shoe stores 0.2 0.2 0.2 0.5 0.6 0.6 Sporting goods 0.7 0.7 0.8 0.9 1.0 1.5 Telecommunications 0.4 0.5 0.5 0.6 0.6 0.7 Theaters 5.4 5.6 6.1 5.3 5.7 4.6 Transportation services 3.8 3.9 4.3 5.0 5.4 5.7 Wholesale clubs 2.5 2.4 2.5 2.9 3.1 3.4 Other 0.7 0.2 0.7 0.7 0.8 0.8 Total U.S. 91.1% 93.8% 97.3% 100% 100% 100% U.K. Grocery stores 5.9 4.9 2.7 — — — Health care 0.1 0.1 — — — — Home improvement 2.1 1.2 — — — — Warehousing and storage 0.3 — — — — — Other 0.5 * * — — — Total U.K. 8.9% 6.2% 2.7% —% —% —% Totals 100% 100% 100% 100% 100% 100% * Less than 0.1%

Geographic Diversification

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Total Portfolio Annualized Contractual Rent as of June 30, 2021	Percentage of Total Portfolio Annualized Contractual Rent
Alabama	226	96 %	2,149,000	$ 31,260	1.7 %
Alaska	3	100	274,600	2,148	0.1
Arizona	149	97	2,067,900	30,293	1.7
Arkansas	98	99	1,171,200	14,500	0.8
California	241	98	7,853,800	151,722	8.6
Colorado	96	97	1,554,100	23,951	1.3
Connecticut	18	89	1,274,100	12,338	0.7
Delaware	19	100	101,400	3,136	0.2
Florida	431	98	5,062,100	90,077	5.0
Georgia	300	99	4,547,800	59,856	3.3
Hawaii	22	100	47,800	6,926	0.4
Idaho	14	93	103,200	1,713	0.1
Illinois	308	96	7,650,200	99,425	5.6
Indiana	207	100	2,621,400	41,197	2.3
Iowa	45	93	2,525,700	18,236	1.0
Kansas	116	100	2,200,600	24,955	1.4
Kentucky	96	99	1,848,400	22,715	1.3
Louisiana	137	97	1,951,900	25,673	1.4
Maine	27	100	277,800	5,721	0.3
Maryland	37	100	1,459,400	24,636	1.4
Massachusetts	60	97	1,000,200	18,852	1.1
Michigan	247	100	2,790,900	43,311	2.4
Minnesota	176	99	2,357,400	47,074	2.6
Mississippi	195	98	2,114,300	24,351	1.4
Missouri	186	96	3,023,900	40,095	2.2

Q2 2021 Supplemental Operating & Financial Data

22

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Total Portfolio Annualized Contractual Rent as of June 30, 2021	Percentage of Total Portfolio Annualized Contractual Rent
Montana	12	100 %	89,100	$	2,240	0.1 %
Nebraska	59	100	835,300		8,769	0.5
Nevada	26	100	1,701,500		16,310	0.9
New Hampshire	15	100	329,000		6,274	0.4
New Jersey	81	98	1,382,300		31,098	1.7
New Mexico	58	100	495,500		8,709	0.5
New York	154	100	3,388,600		72,922	4.1
North Carolina	215	99	3,980,800		54,020	3.0
North Dakota	8	75	126,900		1,327	0.1
Ohio	373	99	6,863,900		73,591	4.1
Oklahoma	192	100	2,553,600		33,815	1.9
Oregon	31	100	665,100		11,977	0.7
Pennsylvania	214	99	2,386,600		46,033	2.6
Rhode Island	3	100	158,000		2,584	0.1
South Carolina	180	99	1,816,300		36,172	2.0
South Dakota	19	89	249,900		2,587	0.1
Tennessee	263	98	3,900,300		50,663	2.8
Texas	842	100	13,373,600		186,765	10.5
Utah	23	100	949,700		10,068	0.6
Vermont	2	100	84,600		1,467	0.1
Virginia	219	100	3,425,000		45,317	2.5
Washington	52	98	1,075,500		18,163	1.0
West Virginia	41	98	571,300		7,554	0.4
Wisconsin	129	100	2,955,000		35,255	2.0
Wyoming	9	100	63,900		1,534	0.1
Puerto Rico	4	100	28,300		859	*
U.K.	83	100	6,825,400		160,669	8.9
Totals/average	6,761	98 %	118,304,100	$	1,790,903	100 %

* Less than 0.1%

Q2 2021 Supplemental Operating & Financial Data

23

Q2 2021 Supplemental Operating & Financial Data 24 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of June 30, 2021 Percentage of Total Portfolio Annualized Contractual Rent as of June 30, 2021 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 6,579 82,932,000 $ 1,506,930 84.1% 45.9 % Industrial 124 32,039,800 206,077 11.5 77.1 Office 42 3,141,100 49,627 2.8 85.9 Agriculture 16 191,200 28,269 1.6 — Totals 6,761 118,304,100 $ 1,790,903 100% 49.9% (1) Includes leasable building square footage. Excludes 3,600 acres of leased land categorized as agriculture at June 30, 2021. (2) Please see the Glossary for our definition of investment grade clients.

Same Store Rental Revenue (1)

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q2 2021

Same Store Rental Revenue

Number of properties	6,114
Square footage	96,554,182
Q2 2021	$ 373,783
Q2 2020	$ 371,768
Increase (in dollars)	$ 2,015
Increase (percent)	0.5 %

Top 3 Industries Contributing to the Change (2)

Industry	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Net Change	% Change by Industry
Theaters - U.S.	$ 18,175	$ 22,851	$ (4,676)	(20.5)%
Restaurants - Quick Service U.S.	22,306	18,993	3,313	17.4 %
Convenience Stores - U.S.	48,116	47,170	946	2.0 %

Year-to-Date 2021

Same Store Rental Revenue

Number of properties	6,114
Square footage	96,554,182
YTD 2021	$ 747,698
YTD 2020	$ 747,045
Increase (in dollars)	$ 653
Increase (percent)	0.1 %

Top 3 Industries Contributing to the Change (2)

Industry	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	Net Change	% Change by Industry
Theaters - U.S.	$ 36,260	$ 45,783	$ (9,523)	(20.8)%
Restaurants - Quick Service U.S.	44,588	40,271	4,317	10.7 %
Convenience Stores - U.S.	96,263	94,193	2,070	2.2 %

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of June 30, 2021 of 1.38 GBP/USD.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Same store rental income was negatively impacted by reserves recorded as reductions of rental revenue of $5.7 million for the three months ended June 30, 2021 compared to $3.7 million for the three months ended June 30, 2020, and $13.0 million for the six months ended June 30, 2021 compared to $3.8 million for the six months ended June 30, 2020. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the increases for the three and six months ended June 30, 2021 relative to the comparable periods for 2020 would have been 16.3% and 4.9%, respectively.

(1) Please see the Glossary for our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) Top 3 industry contributors are based on absolute value of net change year over year.

Q2 2021 Supplemental Operating & Financial Data

25

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue [1] (Cont'd) (dollars in thousands)

Same Store Rental Revenue by Property Type

Q2 2021

Property Type		Three Months Ended June 30, 2021		Three Months Ended June 30, 2020	Net Change	% Change by Property Type
Retail	$	315,993	$	313,969 $	2,024	0.6 %
Industrial		39,832		39,990	(158)	(0.4)%
Office		12,167		12,091	76	0.6 %
Agriculture		5,791		5,718	73	1.3 %
Total	$	373,783	$	371,768 $	2,015	0.5 %

Year-to-Date 2021

Property Type		Six Months Ended June 30, 2021		Six Months Ended June 30, 2020	Net Change	% Change by Property Type
Retail	$	632,187	$	631,542 $	645	0.1 %
Industrial		79,558		79,882	(324)	(0.4)%
Office		24,371		24,185	186	0.8 %
Agriculture		11,582		11,436	146	1.3 %
Total	$	747,698	$	747,045 $	653	0.1 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Three Months Ended				Six Months Ended		
		June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
Same store rental revenue	$	373,783	$	371,768	$	747,698	$	747,045
Constant currency adjustment [2]		429		(1,397)		385		(2,245)
Straight-line rent and other non-cash adjustments		4,298		(1,518)		2,883		(1,782)
Contractually obligated reimbursements by our clients		23,513		20,977		45,193		41,343
Revenue from excluded properties [3]		58,233		20,371		103,462		37,997
Rental revenue (including reimbursable)	$	460,256	$	410,201	$	899,621	$	822,358

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of June 30, 2021 of 1.38 GBP/USD.

(3) Please see the Glossary for our definition of Same Store Pool.

Q2 2021 Supplemental Operating & Financial Data
26

Q2 2021 Supplemental Operating & Financial Data 27 By Property Occupied properties 6,658 Total properties 6,761 Occupancy 98.5 % By Square Footage Occupied square footage 116,529,556 Total square footage 118,304,147 Occupancy 98.5 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue (1) $ 433,392,692 Quarterly cash vacant rental revenue (2) $ 5,362,273 Occupancy 98.8% Change in Occupancy Vacant properties at 3/31/2021   131 Lease expirations (3) + 66 Leasing activity (4) - 56 Vacant dispositions (5) - 38 Vacant properties at 6/30/2021   103 (1) This amount does not incorporate reserves recorded as reductions to rental revenue. (2) Based on contractual monthly rents received immediately preceding the date of vacancy. (3) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (4) Excludes two minority unit leases with no property-level vacancy impact. See page 28 for additional detail on re-leasing activity. (5) Includes 36 properties vacant at the beginning of the quarter. Occupancy as of June 30, 2021 Occupancy by Number of Properties

Q2 2021 Supplemental Operating & Financial Data 28 Allocation Based on Number of Leases Leasing Activity Q2 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 9,607,887 $ 89,292 $ 273,447 $ 9,970,626 New cash rents* $ 10,039,419 $ 150,000 $ 247,090 $ 10,436,509 Recapture rate 104.5% 168.0% 90.4% 104.7 % Number of leases 55 1 2 58 Average months vacant — — 26.3 0.9 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 0.6% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. Year-to-Date 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 16,312,794 $ 261,314 $ 4,545,635 $ 21,119,743 New cash rents* $ 17,034,167 $ 302,684 $ 4,636,123 $ 21,972,974 Recapture rate 104.4% 115.8% 102.0% 104.0 % Number of leases 92 3 17 112 Average months vacant — — 8.4 1.3 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 1.2%

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 8.8 years

Total Portfolio [1][2]

Year	Expiring Leases Retail	Expiring Leases Non-Retail	Approx. Leasable Sq. Feet	Total Portfolio Annualized Contractual Rent as of June 30, 2021	Percentage of Total Portfolio Annualized Contractual Rent
2021	89	7	780,000	$ 15,481	1.0 %
2022	350	22	8,143,800	75,173	4.2
2023	545	23	9,711,700	120,666	6.7
2024	420	18	7,553,100	97,351	5.4
2025	513	22	8,750,300	131,491	7.3
2026	428	9	7,266,300	98,533	5.5
2027	460	4	7,065,500	99,230	5.5
2028	596	14	12,191,200	147,576	8.2
2029	548	6	9,612,200	137,698	7.7
2030	256	12	7,406,900	85,892	4.8
2031	279	21	9,134,600	136,770	7.6
2032	320	12	5,367,200	111,492	6.2
2033	297	5	4,054,700	72,892	4.1
2034	320	3	5,561,900	131,730	7.5
2035	272	1	2,695,200	68,525	3.8
2036 - 2047	897	10	11,235,000	260,403	14.5
Totals	6,590	189	116,529,600	$ 1,790,903	100.0 %

(1) This table sets forth the timing of remaining lease terms expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of June 30, 2021. Leases on our multi-client properties are counted separately in the table above. This table excludes 127 vacant units.

(2) Of the 6,779 in-place leases in the portfolio, which excludes 127 vacant units, 5,773 or 85.2% were under leases that provide for increases in rents through: base rent increases tied to a consumer price index (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q2 2021 Supplemental Operating & Financial Data 29

2021 Earnings Guidance

REALTY INCOME
The Monthly Dividend Company®

We estimate Normalized FFO per share for 2021 of $3.37 to $3.46. We estimate AFFO per share for 2021 of $3.53 to $3.59, an increase of 4.1% to 5.9% over 2020 AFFO per share of $3.39. Normalized FFO per share and AFFO per share exclude the merger-related costs associated with the proposed VEREIT merger. Summarized below are approximate estimates of the key components of our 2021 earnings guidance, which do not give effect to the announced merger between us and VEREIT, Inc. other than merger-related costs incurred to date:

	Prior 2021 Guidance	Revised 2021 Guidance
Net income per share [1]	$1.19 to $1.27	$1.32 to $1.41
Real estate depreciation and impairments per share	$2.13	$2.11
Gains on sales of properties per share	$(0.06)	$(0.09)
Merger-related costs (actual) [1]	$—	$0.03
Normalized FFO per share	$3.26 to $3.34	$3.37 to $3.46
AFFO per share	$3.44 to $3.49	$3.53 to $3.59
Same store rent growth [2]	0.5% - 1.0%	1.5% - 2.0%
Occupancy	~ 98%	Over 98%
Cash G&A expenses (% of revenues) [3][4]	~ 4.5%	~ 4.5%
Property expenses (non-reimbursable) (% of revenues) [3]	1.5% - 2.0%	1.5% - 1.8%
Income tax expenses	~ $20 million	~ $25 million
Acquisition volume	Over $3.25 billion	~ $4.5 billion

(1) Does not include any estimated merger-related costs for the remainder of 2021.

(2) Includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic.

(3) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense.

(4) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 5% in 2021.

Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, the structure, timing and completion of the announced mergers between us and VEREIT, Inc. and any effects of the announcement, pendency or completion of the announced mergers, including the anticipated benefits therefrom, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, our clients' ability to adequately manage their properties and fulfill their respective lease obligations to us, and the outcome of any legal proceedings to which we are a party, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this presentation. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Q2 2021 Supplemental Operating & Financial Data

30

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Brent Dilts	brent.dilts@ubs.com	(212) 713-1841
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2021 Supplemental Operating & Financial Data 31

Q2 2021 Supplemental Operating & Financial Data 32 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non- cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger-related costs, (vii) gain on sales of real estate, and (viii) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from properties we acquired or stabilized during the applicable quarter and to remove operating income from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 14 for further information regarding our debt covenants. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit’s definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 7 and 8) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q2 2021 Supplemental Operating & Financial Data 33 Glossary (Cont'd) Initial Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger-related costs related to our proposed merger with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.